Exhibit 99.1

For Immediate Release	News Announcement

COMPETITION COMMISSION RULING IN THE SALE OF

CINEMARK SUBSIDIARIES IN MEXICO

PLANO, Texas, August 9, 2013 — Cinemark Holdings, Inc. (“Cinemark”) (NYSE: CNK), one of the largest motion picture exhibitors in the world, today announced that the Mexican Federal Competition Commission voted 3 to 2 to block the transaction pursuant to which Cinemark agreed to sell all of the issued and outstanding shares of capital stock of Cinemark de Mexico S.A. de C.V. and its subsidiaries to Grupo Cinemex, S.A. de C.V. and Cadena Mexicana de Exhibicion, S.A. de C.V. (“Cinemex”).

Tim Warner, Cinemark’s Chief Executive Officer, commented, “We are disappointed in today’s ruling and will continue to evaluate our alternatives.  We hope to be able to address the Commission’s concerns in an appeal to the ruling.  We will remain focused on operating the theatres and our Mexico team will continue to perform with the excellence it has shown in the past.”

About Cinemark Holdings, Inc.:

Cinemark is a leading domestic and international motion picture exhibitor, operating 504 theatres with 5,794 screens in 40 U.S. states, Brazil, Mexico, Argentina and 10 other Latin American countries as of June 30, 2013. For more information, go to investors.cinemark.com.

Investor Contact:	Media Contact:
Chanda Brashears	James Meredith
Investor Relations Manager	VP Marketing
(972) 665-1500	(972) 665-1680
investors@cinemark.com	communications@cinemark.com

Forward-looking Statements

Certain matters within this press release include “forward—looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements.  For a description of these factors, please review the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 28, 2013 and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by such risk factors.